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                               Exhibit 3.1.d.


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           THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                     OF
                       VICEROY ACQUISITION CORPORATION

                           PURSUANT TO SECTION 102
                   OF THE DELAWARE GENERAL CORPORATION LAW

         VICEROY ACQUISITION CORPORATION, a corporation existing under the laws of the State of Delaware (the "Corporation"), by its Executive Vice President and Secretary, hereby certifies as follows:

         1.       The name of the Corporation is "Viceroy Acquisition
                  Corporation".

         2. The Corporation's original Certificate of Incorporation was filed in the office of the Secretary of the State of Delaware on August 12th, 2005 (the "Original Certificate of Incorporation").

         3. The Corporation's Amended and Restated Certificate of Incorporation was filed in the office of the Secretary of the State of Delaware on August 26, 2005 and the Corporation's Second Amended and Restated Certificate of Incorporation was filed in the office of the Secretary of the State of Delaware on June 2, 2006 (together with the Original Certificate of Incorporation, the "Certificate of Incorporation").

         4.       This Third Amended and Restated Certificate of
                  Incorporation restates, integrates and amends the Certificate of Incorporation.

         5.       This Third Amended and Restated Certificate of
                  Incorporation was duly adopted in accordance with the applicable provisions of Sections 228, 242 and 245 of the Delaware General Corporation Law ("DGCL") by the directors and stockholders of the Corporation.

         6. This Certificate shall be effective on the date of the filing with the Secretary of State of the State of Delaware.

         7. The text of the Certificate of Incorporation of the Corporation is hereby amended and restated to read in full as follows:

                    ARTICLE ONE - NAME OF THE CORPORATION

         The name of the corporation is Viceroy Acquisition Corporation (the "CORPORATION").

                       ARTICLE TWO - REGISTERED AGENT

         The name and address of the Corporation's initial registered agent in Delaware is:

                        The Corporation Trust Company
                             1209 Orange Street
                          Corporation Trust Center
                         Wilmington, Delaware 19801


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                 ARTICLE THREE - PURPOSE OF THE CORPORATION

         Subject to the immediately succeeding sentence, the purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the DGCL. In addition to the powers and privileges conferred upon the Corporation by law and those incidental thereto, the Corporation shall possess and may exercise all the powers and privileges which are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation; provided, however, that in the event a Business Combination (as defined below) is not consummated prior to the Termination Date (as defined below), then, on or after the Termination Date, the purposes of the Corporation shall automatically, with no action required by the board of directors (the "BOARD OF DIRECTORS") or the stockholders, be limited to effecting and implementing the dissolution and liquidation of the Corporation and the taking of any other actions expressly required to be taken herein, and the Corporation's powers shall thereupon be limited to those set forth in Section 278 of the DGCL and as otherwise may be necessary to implement the limited purposes of the Corporation as provided herein.

                   ARTICLE FOUR - AUTHORIZED CAPITAL STOCK

         The total number of shares of all classes of stock which the Corporation has the authority to issue is 80,000,000 shares consisting of:
(i) 5,000,000 shares of a class designated as preferred stock, par value $0.0001 per share ("PREFERRED STOCK"); and (ii) 75,000,000 shares of a class designated as common stock, par value $0.0001 per share ("COMMON STOCK"). The designations, preferences, rights, qualifications, limitations and restrictions of the Preferred Stock and the Common Stock are as follows.

         A.       PROVISIONS RELATING TO THE PREFERRED STOCK.

                  1. Classes or Series. The Preferred Stock may be issued
                     -----------------
from time to time in one or more classes or series. The shares of each class or series are to have such designations and powers, preferences, rights, qualifications, limitations and restrictions as are stated and expressed herein and in the resolution or resolutions providing for the issuance of such class or series adopted by the Board of Directors of the Corporation as hereinafter prescribed.

                  2. Authority Vested in the Board of Directors to Authorize
                     -------------------------------------------------------
the Issuance of Preferred Stock. Authority is hereby expressly granted to
-------------------------------
and vested in the Board of Directors to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, and with respect to each class or series of the Preferred Stock, to fix and state by the resolution or resolutions of the Board of Directors from time to time adopted providing for the issuance thereof the following:

                     (a) whether the class or series is to have voting rights, full, special or limited, and whether such class or series is to be entitled to vote as a separate class either alone or together with the holders of one or more other classes or series of stock of the Corporation;

                     (b) the number of shares to constitute the class or series and the designations thereof;

                     (c) the preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to any class or series;

                     (d) whether the shares of any class or series are redeemable at the option of the Corporation or the holders thereof or upon the happening of any specified event and, if redeemable, the redemption price or prices (which may be payable in the form of cash, notes, securities or other

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property), and the time or times at which, and the terms and conditions upon which, such shares are redeemable and the manner of redemption;

                     (e) whether the shares of a class or series are subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement and, if such retirement or sinking fund or funds are to be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

                     (f) the dividend rate, whether dividends are payable in cash, stock of the Corporation or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of stock of the Corporation, whether or not such dividends are cumulative or noncumulative and, if cumulative, the date or dates from which such dividends accumulate;

                     (g) the preferences, if any, and the amounts thereof which the holders of any class or series thereof will be entitled to receive upon the voluntary or involuntary dissolution or liquidation of, or upon any distribution of the assets of, the Corporation;

                     (h) whether the shares of any class or series, at the option of the Corporation or the holders thereof or upon the happening of any specified event, are convertible into or exchangeable for the shares of any other class or classes or of any other series of the same or any other class or classes of stock, securities or other property of the Corporation and the conversion price or prices or ratio or the rate or rates at which such exchange may be made, with such adjustments, if any, as may be stated and expressed or provided for in such resolution or resolutions; and

                     (i) such other special rights and protective provisions with respect to any class or series as may to the Board of Directors seem advisable.

                  3. Variances in Classes or Series; Increases and Decreases
                     -------------------------------------------------------
to Classes and Series. The shares of each class or series of the Preferred
---------------------
Stock may vary from the shares of any other class or series thereof in any or all of the foregoing respects. The Board of Directors may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The Board of Directors may decrease the number of shares of the Preferred Stock designated for any existing class or series (but not below the number of shares thereof then outstanding) by a resolution subtracting from such class or series, and the shares so subtracted will become authorized, unissued and undesignated shares of the Preferred Stock.

         B.       PROVISIONS RELATING TO THE COMMON STOCK.

                  1. General. Except as otherwise provided herein, or as
                     -------
otherwise provided by applicable law, all shares of Common Stock have identical rights and privileges in every respect. Except as specifically provided by the Board of Directors in a resolution providing for any Preferred Stock, or series thereof, in no event will shares of Common Stock have preferences over shares of Preferred Stock with respect to payment of dividends or distribution of assets upon liquidation and dissolution of the Corporation.

                  2. Voting. Except as otherwise provided herein, the Common
                     ------
Stock will be fully voting stock entitled to one vote per share with respect to all matters to be voted on by the Corporation's shareholders. Except as expressly required under the DGCL and except as otherwise provided herein, the Common Stock will vote as a single class with respect to all matters to be voted on by the Corporation's

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shareholders. Except as otherwise required by law or as otherwise provided by the Board of Directors with respect to any Preferred Stock, the holders of the Common Stock exclusively possess all voting power with respect to the Corporation.

                  3. Liquidation. Except as otherwise provided herein, a
                     -----------
holder of the Common Stock will share ratably with the other holders of Common Stock on a share-for-share basis in all distributions of assets pursuant to any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation.

         C.       GENERAL.

                  1. Consideration. Subject to the foregoing provisions of
                     -------------
this Certificate of Incorporation, the Corporation may issue shares of its Preferred Stock and Common Stock from time to time for such consideration (not less than the par value thereof) as may be fixed by the Board of Directors, which is expressly authorized to fix the same in its absolute and uncontrolled discretion subject to the foregoing condition. Shares so issued for which the consideration has been paid or delivered to the Corporation will be deemed fully paid stock and will not be liable to any further call or assessment thereon, and the holders of such shares will not be liable for any further payments in respect of such shares.

                  2. Rights and Options. The Corporation has the authority
                     ------------------
to create and issue rights, warrants and options entitling the holders thereof to purchase shares of the Corporation's capital stock of any class or series or other securities of the Corporation, and such rights, warrants and options will be evidenced by instrument(s) approved by the Board of Directors. The Board of Directors is empowered to set the exercise price, duration, times for exercise and other terms of such rights, warrants or options; provided, however, that the consideration to be received for any shares of capital stock subject thereto may not be less than the par value thereof.

                  3. Share Issuances. Between the IPO and date of
                     ---------------
consummation of a Qualified Business Combination (both as defined below), the Corporation will not issue any additional shares of capital stock, except (a) as part of the consideration for a Business Combination and any such stock shall be issued only on the date on which such Business Combination is consummated, provided that any such shares of capital stock issued as part of the consideration for such Business Combination shall be of a different class of stock than the Common Stock issued in connection with the IPO and shall not (i) participate in liquidating distributions of the Trust Fund or (ii) vote on the approval of any Business Combination or the extension of the Termination Date or (b) upon the exercise of any rights, warrants or options issued by the Corporation. In addition, the Corporation shall be permitted to issue warrants, rights, options or other securities convertible into shares of capital stock in connection with the consummation of a Business Combination that is not a Qualified Business Combination; provided that such warrants, rights, options or other securities are not exercisable until after the earlier of (i) the consummation of a Qualified Business Combination and (ii) the distribution and liquidation of the Trust Fund in accordance with Article V hereof.

                    ARTICLE FIVE - BUSINESS COMBINATIONS

         The following provisions (A) through (G) shall apply during the period commencing upon the admission to trading (the "IPO") of the Corporation's securities on the Alternative Investment Market of the London Stock Exchange plc ("AIM") and terminating upon the earlier of the consummation of any "Qualified Business Combination" or the Termination Date, and may only be amended by an affirmative vote of stockholders holding one hundred percent of the Common Stock issued by the Corporation. Any positive obligations contained in this Article FIVE which arise during such period (for example, without

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limitation, in connection with making payments in respect of validly exercised Repurchase Rights (as defined below)) will continue to bind the Corporation until such obligations are satisfied, notwithstanding the end of such period. A "Business Combination" shall mean an acquisition or the acquisition of control of, through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination transaction, of one or more operating businesses in the oil and gas industry by the Corporation ("A TARGET BUSINESS") which has a transaction value (calculated in accordance with Part F below) of at least $20,000,000. A "Qualified Business Combination" shall mean a Business Combination which, either on its own or which when combined with all of the Corporation's previous Business Combinations, has an aggregate transaction value (calculated in accordance with Part F below) of at least 50% of the initial amount placed in the Trust Fund (as defined below) in connection with the IPO, including such funds as are deposited in the Trust Fund immediately following the end of any price stabilization activities, but excluding any deferred placing fees and commissions payable to the placing agents in connection with the IPO being held in the Trust Fund.

         A. Prior to the consummation of any Business Combination, the Corporation shall submit such proposed Business Combination to its stockholders for approval regardless of whether the Business Combination is of a type which normally would require such stockholder approval under the DGCL. In the event that (and only in the event that) a majority of the New Shares (as defined below) cast at the duly called meeting at which a quorum is present to approve the Business Combination are voted for the approval of such Business Combination, the Corporation shall be authorized to consummate the Business Combination; provided that the Corporation shall not consummate any Business Combination if, in the opinion of the Board of Directors, the Corporation does not have sufficient cash resources to pay both (i) the consideration required to complete the Business Combination and (ii) all sums due to any holders of New Shares who did not vote in favor of such Business Combination and simultaneously exercised their Repurchase Rights (as described below).

         B. In the event that a Business Combination (including a Qualified Business Combination) is approved in accordance with Part A above and is consummated by the Corporation, any stockholder of the Corporation holding shares of Common Stock issued in the Corporation's IPO ("NEW SHARES") who voted against the Business Combination may, simultaneously with such vote, demand that the Corporation repurchase a certain number of such stockholder's New Shares for cash (a "REPURCHASE RIGHT"), where such number of shares is equal to the product of the total number of New Shares held by such stockholder at the time of its election to exercise the Repurchase Rights multiplied by a fraction, the numerator of which is equal to the amount of funds held in the Trust Fund immediately before the Business Combination and of which the denominator is equal to the amount of funds placed in the Trust Fund as a result of the IPO (including as a result of any price stabilization procedures), less any funds previously used to repurchase New Shares for cash in connection with previous stockholder votes on approval of Business Combinations or the extension of the Termination Date (as contemplated in Part C below); provided, however, that such fraction shall be deemed never to exceed 1.0. For the purposes of the foregoing computation, deferred placing fees (as designated when the proceeds from the IPO are deposited into the Trust Fund) and commissions and net interest earned on the funds held in the Trust Fund shall be excluded from the numerator and denominator. If so demanded, the Corporation shall repurchase such shares at a repurchase price equal to $7.667 per share plus a pro rata portion of any interest earned on the Trust Fund, net of income taxes payable on such interest and trust expenses and net of up to $1,000,000 of the interest earned on the Trust Fund previously released to the Corporation. Such payment for the repurchased stock shall take place no later than the later of three business days after the occurrence of both the Business Combination and the delivery of the shares by the stockholder. "Trust Fund" shall mean the trust account established by the Corporation at the consummation of its IPO and into which a certain amount of the net proceeds of the IPO and deferred placing fees and commissions are deposited.

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         C.       (a) In the event that the Corporation does not
consummate any Business Combination by the later of (i) 12 months after the consummation of the IPO or the date which is 18 months after the consummation of the IPO (in the event that the Corporation has signed a current, binding (but conditional, among other things, on the consent of its stockholders being given in a special meeting) letter of intent, an agreement in principle or definitive agreement in respect of a proposed Qualified Business Combination) or (ii) an extended date approved by a majority of the holders of the New Shares, (such later date being referred to as the "TERMINATION DATE"), the officers of the Corporation shall be entitled by resolution to and shall take all such action necessary to liquidate the Trust Fund as soon as reasonably practicable. In the event that the Trust Fund is so liquidated, only the holders of New Shares (at such time) shall be entitled to receive liquidating distributions and the Corporation shall pay no liquidating distributions with respect to any other shares of capital stock of the Corporation. Such liquidating distribution payment shall take place no later than the later of three business days after the occurrence of both the Termination Date and the delivery of the applicable New Shares by the applicable stockholder. After the distribution of the Trust Fund, the sole purpose of the Corporation shall be to dissolve and liquidate the Corporation and, accordingly, (i) the Corporation shall not be authorized to issue any shares of capital stock and (ii) the officers of the Corporation shall take all such action as necessary to dissolve and liquidate the Corporation as soon as reasonably practicable. The Board of Directors shall have the power by resolution, and shall take all such action necessary, to cancel all other shares of capital stock of the Corporation.

                  (b) The Corporation may submit to the stockholders for approval a resolution to postpone the Termination Date. Notwithstanding the provisions of Part C(a), if the Corporation seeks the approval of stockholders to extend the Termination Date, and such extension is approved by a majority of stockholders as contemplated herein, each holder of New Shares that voted against such extension shall be entitled at its election to exercise, simultaneously with such vote, a Repurchase Right in accordance with Part B of this Section (based on the amount in the Trust Fund, inclusive of interest thereon, calculated as of two business days prior to such Termination Date prior to giving effect to the proposed extension). Each such holder of New Shares shall have shares repurchased from the amounts held in the Trust Fund calculated as of two business days prior to the Termination Date in accordance with Part B.

         D. (a) In the event that the Corporation consummates one or more Business Combinations by the Termination Date (as it may be extended by Part C(b)), but has not consummated a Qualified Business Combination by the Termination Date, the Corporation will send on the third business day following the Termination Date a notice of election (a "NOTICE OF ELECTION") to all holders of record of New Shares notifying them of their ability to exercise a Repurchase Right in respect of their New Shares (an "ELECTION", and such holders of New Shares electing to exercise such Repurchase Right, "ELECTING STOCKHOLDERS").

                  (b) Each Electing Stockholder shall have New Shares repurchased from the Trust Fund calculated in accordance with Part B above (based on the amount in the Trust Fund, inclusive of interest thereon, calculated as of two business days prior to such Termination Date). Such payment for the repurchased stock shall be made no later than 20 business days following such Electing Stockholder's Election.


                  (c) If at any time the number of shares of Common Stock as are then held by those persons holding shares of Common Stock prior to the IPO (the "Founding Shares") exceed twenty five percent of the total issued capital stock of the Corporation, the Corporation shall, to the extent permitted by the rules and regulations of AIM (the "AIM RULES") and other applicable laws, repurchase from each holder of such stock sufficient Founding Shares to reduce the proportion of the total issued capital stock the Founding Shares represent to twenty five percent of the total issued capital stock of the Corporation.

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The number of Founding Shares repurchased from each stockholder shall be in such amounts as determined by a majority-in-interest of such stockholders holding Founding Shares. The Founding Shares repurchased shall be cancelled or held as treasury shares at the option of the Corporation, and the repurchase and cancellation or return to treasury of Founding Shares shall be deemed to occur concurrently with the repurchase of New Shares (if it is a repurchase of New Shares that has triggered a repurchase pursuant to this provision, regardless of whether the certificates in respect of such Founding Shares are delivered up).

                  (d) If the Corporation takes the actions referred to in clauses (a), (b) and (c) above, the Corporation will have met the requirements to avoid liquidation and therefore will not be required to dissolve; provided that if the Corporation is unable to undertake the actions described in clause (c) because of any prohibition under the AIM Rules or any other applicable law, the Corporation will be deemed to have met the requirements to avoid liquidation and dissolution and therefore will not be required to dissolve; provided further that the Corporation shall undertake such actions as soon as such actions are permitted by the AIM Rules and other applicable laws.

                  (e) Each holder of New Shares that does not exercise its Election and does not constitute an Electing Stockholder will retain its interest in the Corporation and shall be deemed to have given their consent to the release of all funds remaining in the Trust Fund to the Corporation, and, following payment to the Electing Stockholders as contemplated by Part D(b) above, the remaining funds in the Trust Fund shall be released to the Corporation.

         E. A holder of New Shares shall be entitled to receive distributions from the Trust Fund only in the event of a liquidation and dissolution of the Corporation or in the event such holder demands repurchase of such holder's shares in accordance with Part B, C or D(a) above. In no other circumstances shall a holder of New Shares have any right or interest of any kind in or to the Trust Fund.

         F. For purposes of this Article FIVE, "transaction value" shall mean the sum of (i) any cash and fair market value of any property used as consideration in connection with a Business Combination, (ii) any net debt, capitalized lease obligations and obligations under a letter of credit or similar, assumed and/or incurred in connection with such Business Combination, (iii) in the case of a Business Combination, the value of any Common Stock or Preferred Stock used as consideration in connection with such Business Combination as determined by an unaffiliated independent investment banking firm, and (iv) all transaction costs incurred to complete the Business Combination.

         G. Prior to the consummation of any Business Combination, the Corporation shall not pay any compensation to any director, but may pay for such director's out-of-pocket expenses related to the performance of his duties.

                       ARTICLE SIX - PREEMPTIVE RIGHTS

         The shareholders of the Corporation have no preemptive rights to acquire unissued shares of the Corporation or securities of the Corporation convertible into or carrying a right to subscribe to or acquire shares of stock of the Corporation.

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                        ARTICLE SEVEN - INCORPORATOR

         The name and mailing address of the incorporator of the Corporation are:

Douglas D. Hommert
8235 Forsyth Avenue, 4th Floor
Clayton, Missouri 63105

                     ARTICLE EIGHT - BOARD OF DIRECTORS

         The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and its directors and stockholders.

         A.       NUMBER OF DIRECTORS.

         The number of directors initially to constitute the Board of Directors is three. Thereafter, the number of directors of the Corporation may be changed: (i) by amendment to this Certificate of Incorporation; or
(ii) as set forth in the Corporation's bylaws.

         B.       CLASSES OF DIRECTORS.

         The Board of Directors are divided into three classes: Class A, Class B and Class C. The number of directors in each class are to be nearly as equal as possible. At the first election of directors by the incorporator, the incorporator will elect a Class C director for a term expiring at the Corporation's third annual meeting of the Corporation's stockholders (the "ANNUAL MEETING OF STOCKHOLDERS"). The Class C director will then appoint additional Class A, Class B and Class C directors as necessary. The directors in Class A will be elected for a term expiring at the first Annual Meeting of Stockholders, the directors in Class B will be elected for a term expiring at the second Annual Meeting of Stockholders and the directors in Class C will be elected for a term expiring at the third Annual Meeting of Stockholders. Commencing at the first Annual Meeting of Stockholders, and at each Annual Meeting of Stockholders thereafter, directors elected to succeed those directors whose terms expire will be elected for a term of office to expire at the third succeeding Annual Meeting of Stockholders after their election. Except as the DGCL may otherwise require, in the interim between Annual Meetings of Stockholders or special meetings of the Corporation's stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum (as defined in the Corporation's bylaws), or by the sole remaining director. All directors hold office until the expiration of their respective terms of office and until their successors have been elected and qualified. A director elected to fill a vacancy resulting from the death, resignation or removal of a director serves for the remainder of the full term of the director whose death, resignation or removal has created such vacancy and until his successor has been elected and qualified.

         C.       BALLOTS NOT REQUIRED.

         Election of directors need not be by ballot unless the bylaws of the Corporation so provide.

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         D.       BYLAWS OF THE CORPORATION.

         The Board of Directors has the power, without the assent or vote of the Corporation's stockholders, to make, alter, amend, change, add to or repeal the bylaws of the Corporation as provided in the bylaws of the Corporation.

         F.       ADDITIONAL POWERS.

         In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the DGCL, of this Certificate of Incorporation and to any bylaws from time to time made by the stockholders; provided, however, that no bylaw so made may invalidate any prior act of the directors which would have been valid if such bylaw had not been made.

                 ARTICLE NINE - DURATION OF THE CORPORATION

         The duration of the Corporation is perpetual.

        ARTICLE TEN - INTERESTED DIRECTORS, OFFICERS AND SHAREHOLDERS

         No contract or transaction between the Corporation and one or more of its directors, officers or shareholders or between the Corporation and any person (as used herein, "PERSON" means any other natural person, corporation, limited partnership, general partnership, joint venture, association, company, trust, joint stock company, bank, trust company, land trust, vehicle trust, business trust, real estate investment trust, estate, limited liability company, limited liability partnership, limited liability limited partnership, employee benefit plan or other organization irrespective of whether it is a legal entity, and any governmental authority) in which one or more of its directors, officers or shareholders are directors, officers or shareholders, or have a financial interest, will be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors (or committee thereof) which authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose, if: (i) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors (or the committee thereof), and the Board of Directors (or such committee) in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors are less than a quorum;
(ii) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders of the Corporation entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of such shareholders; or
(iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee of the Board of Directors or the shareholders of the Corporation. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee thereof which authorizes the contract or transaction.

                      ARTICLE ELEVEN - INDEMNIFICATION

         A.       INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         The Corporation will indemnify, to the fullest extent permitted under the DGCL, any individual who was, is or is threatened to be made a party to a proceeding by reason of the fact that he or she: (i) is or was a director or officer of the Corporation; or (ii) while a director or officer of the Corporation is or

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was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic person. Such right is a contract right and, as such, runs to the benefit of any director or officer who is elected and accepts the position of director or officer of the Corporation or elects to continue to serve as a director or officer of the Corporation while this Article Eleven is in effect. Any repeal or amendment of this Article Eleven may be prospective only and will not limit the rights of any such director or officer or the obligations of the Corporation with respect to any claim arising from or related to the services of such director or officer in any of the foregoing capacities prior to any such repeal or amendment to this Article Eleven. Such right includes the right to be paid by the Corporation for expenses incurred in defending any such proceeding in advance of its final disposition to the maximum extent permitted under the DGCL. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant will also be entitled to be paid the expenses of prosecuting such claim. It is a defense to any such action that such indemnification or advancement of costs of defense are not permitted under the DGCL, but the burden of proving such defense is on the Corporation. Neither the failure of the Corporation (including the Board of Directors, any committee thereof, independent legal counsel or shareholders) to have made its determination prior to commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances, nor an actual determination by the Corporation (including the Board of Directors, any committee thereof, independent legal counsel or shareholders) that such indemnification or advancement is not permissible, may be a defense to the action or create a presumption that such indemnification or advancement is not permissible. In the event of the death of any individual having a right of indemnification under the foregoing provisions, such right inures to the benefit of his or her heirs, executors, administrators and personal representatives. The rights conferred above are not exclusive of any other right which any person may have or hereafter acquire under any statute, bylaw, resolution of shareholders or directors, agreement or otherwise.

         B.       INDEMNIFICATION OF EMPLOYEES AND AGENTS.

         The Corporation may additionally indemnify any employee or agent of the Corporation to the fullest extent permitted by applicable law.

         C.       DEFINITION OF PROCEEDING.

         As used herein, the term "PROCEEDING" means any: (i) threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (other than an action by or in the right of the Corporation); (ii) appeal in such action, suit or proceeding; and (iii) inquiry or investigation that could lead to such an action, suit or proceeding.

                   ARTICLE TWELVE - LIABILITY OF DIRECTORS

         A director of the Corporation will not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to the Corporation or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law; (iii) for any transaction from which the director derived an improper personal benefit; or (iv) under Section 174 of the DGCL. Any repeal or amendment of this Article Twelve by the shareholders of the Corporation will be prospective only and will not adversely affect any limitation on the personal liability of a director of the Corporation arising from an act or omission occurring prior to the time of such repeal or amendment. In addition to the circumstances in which a director of the Corporation is not personally liable as set forth in the foregoing

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provisions of this Article Twelve, a director will not be liable to the
Corporation or its shareholders to such further extent as permitted by any law hereinafter enacted, including without limitation any subsequent amendment to the DGCL.

                ARTICLE THIRTEEN - COMPROMISE OR ARRANGEMENT

         Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as such court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, such compromise or arrangement and such reorganization will, if sanctioned by the court to which such application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

         ARTICLE FOURTEEN - NOTIFICATION BY INTERESTED SHAREHOLDERS


         Any holder of shares of Common Stock or warrants to purchase
Common Stock (the "WARRANTS") must notify the Corporation without delay, and including particulars of the price, amount and nature of the relevant transaction, if the aggregate amount of such Common Stock or Warrants in which he has an Interest (as defined below) (i) exceeds three percent by nominal value of the entire issued class of Common Stock or Warrants respectively, or (ii) changes from an aggregate amount which exceeded three percent by nominal value of the then issued class of Common Stock or Warrants.

         A. On written request by the Corporation, a holder of shares of Common Stock or Warrants is obliged to notify the Corporation (within the period and including the particulars required by the Corporation) of any person who has an Interest in such Common Stock or Warrants.

         B. Unless otherwise directed by the Board of Directors, for so long as any person is in default of his obligations under this section, he shall not be entitled to vote at any meeting of the Corporation nor receive dividends in respect of his or her shares of Common Stock, and shall not be entitled to exercise his Warrants.

         C. In this section, "Interest" includes an interest of any kind (whether conditional or absolute) whatsoever in the shares of Common Stock or Warrants; (and accordingly there are to be disregarded any restraints or restrictions to which the exercise of any right attached to the interest is or may be subject), including: (i) a joint interest, (ii) a beneficial interest, (iii) a contractual right to purchase; (iv) the right to exercise any right conferred by or the right to control the exercise of such right in shares of Common Stock or Warrants; or (v) the right to call for delivery of, the right to acquire or the obligation to take an interest in shares of Common Stock or Warrants.

         D. For the purposes of C(iv) above, a person is entitled to exercise or control the exercise of any right conferred by the holding of shares of Common Stock or Warrants if he has a right

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(whether subject to conditions or not) the exercise of which would make him so entitled, or is under an obligation (whether so subject or not) the fulfillment of which would make him so entitled.

         E. The provisions of this Article FOURTEEN shall terminate if the Common Stock and Warrants cease to be admitted for trading on AIM.

        ARTICLE FIFTEEN - ALTERATION OF CERTIFICATE OF INCORPORATION

         Subject to the provisions of Article FIVE and this Article FIFTEEN, this Amended and Restated Certificate of Incorporation may be amended only if approved by a majority of the directors then in office and eligible to vote on such resolution, presented to the stockholders for consideration pursuant to Section 242 of the DGCL and approved by the stockholders (i) at a general or special meeting of the Corporation at which a quorum is present by a majority of votes cast or (ii) by written consent in accordance with
Section 228 of the DGCL. Where the Board of Directors has, by a resolution passed by a majority of the directors then in office and eligible to vote on such resolution, approved an amendment of Article EIGHT or this Article FIFTEEN, the amendment will not be effective unless approved by a vote of stockholders holding no less than eighty percent of the issued stock of the Corporation carrying the right to vote at general or special meetings at the relevant time(or by written consent in accordance with Section 228 of the DGCL).

         IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by Douglas D. Hommert, its Executive Vice President and Secretary on June 30, 2006.

                                  /s/ Douglas D. Hommert
                                  --------------------------------------------
                                  Douglas D. Hommert
                                  Executive Vice President and Secretary


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